SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Act of 1934



Date of Report (Date of earliest reported)             January 22, 2003
                                          --------------------------------------


                  CHUGACH ELECTRIC ASSOCIATION, INC.
        (Exact name of registrant as specified in its charter)



          Alaska                       33-42125               92-0014224
(State or Other Jurisdiction          (Commission            (IRS Employer
     of Incorporation)                File Number)         Identification No.)



5601 Minnesota Drive, Anchorage, Alaska                        99518
(Address of Principal's Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:        (907) 563-7494



                                  None
       (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         The indenture governing the outstanding bonds of Chugach Electric Association, Inc., 2001 Series A, 2002 Series A and 2002 Series B, provides that the bonds are secured by a mortgage on substantially all of Chugach's assets so long as any amounts remained outstanding to CoBank, ACB, on bonds issued under the indenture. Upon the retirement of the bonds issued to CoBank, Chugach's outstanding bonds will become subject to an Amended and Restated Indenture pursuant to which the bonds will become unsecured obligations of Chugach.

        Chugach and CoBank have entered into a Master Loan Agreement dated as of December 27, 2002, pursuant to which CoBank and Chugach replaced the bonds issued to CoBank with unsecured promissory notes not governed by the indenture, became effective on January 22, 2003. Accordingly, under the terms of the Amended and Restated Indenture, all of Chugach's outstanding bonds became unsecured obligations of Chugach as of January 22, 2003.

                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: February 3, 2003                       CHUGACH ELECTRIC ASSOCIATION, INC.




                                             By:  /s/ Evan J. Griffith
                                                      General Manager